SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report: June 17, 1998
(Date of earliest event reported)

Commission File No. 333-40467

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV (as depositor under the Sale and Servicing Agreement, dated as of May 1, 1997, relating to the Master Financial Asset Securitization Trust 1998-2, Home Loan Asset Backed Notes, Series 1998-2)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
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        Delaware                                         06-1204982
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(State of Incorporation)                    (I.R.S. Employer Identification No.)

1285 Avenue of the Americas
New York, New York                                         10019
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Address of principal executive offices                  (Zip Code)



                                 (212) 713-2000
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               Registrant's Telephone Number, including area code



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(Former  name,  former  address and former  fiscal year,  if changed  since last report)





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ITEM 5.  Other Events

         On June 17, 1998 Master Financial Asset Securitization Trust 1998-2 (the "Issuer") completed the purchase of the Subsequent Loans pursuant to
Section 2.06 of the Sale and Servicing Agreement, dated as of May 1, 1997 (the "Sale and Servicing Agreement") among the Issuer, PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation (the "Registrant"), Master Financial, Inc. (the "Transferor"), and The Bank of New York (the "Indenture Trustee"). The Subsequent Loans were transferred to the Issuer pursuant to the Subsequent Transfer Agreement, dated as of June 17, 1998 (the "Subsequent Transfer Agreement"), among the Transferor, the Issuer and the Indenture Trustee. Attached as Exhibit 99 are certain characteristics of all the Loans as of May 31, 1998 (the "Cut-Off Date").

         Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Sale and Servicing Agreement.

ITEM 7.  Financial Statements and Exhibits

         (c) Exhibits

Item 601(a)
of Regulation S-K
Exhibit No.                                          Description
------------                                         ------------

    99                                          Description of the Loans





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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PAINEWEBBER MORTGAGE
                                          ACCEPTANCE CORPORATION IV


June __, 1998

                                          By: /s/ Barbara Dawson
                                              ------------------
                                              Name:  Barbara Dawson
                                              Title: Senior Vice President






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                                INDEX TO EXHIBITS


                                                                Paper (P) or
Exhibit No.                         Description                 Electronic(E)
-----------                         -----------                 -------------
 99                                 Description of the Loans          E